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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, CUNO Incorporated Non-Employee Directors' Stock Option Plan and CUNO Incorporated Savings and Retirement Plan of our report dated June 23, 1999, with respect to the financial statements and schedules of the CUNO Incorporated Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                     /s/ Ernst & Young LLP

Hartford, Connecticut
June 23, 1999

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